CONSENT OF INDEPENDENT AUDITORS

Board of Trustees and Shareholders
Evergreen Municipal Trust

We consent to the use of our report dated July 6, 2001 for Evergreen High Grade Municipal Bond Fund, Evergreen High Income Municipal Bond Fund (formerly
Evergreen Tax-Free High Income Fund), Evergreen Municipal Bond Fund and Evergreen Short-Intermediate Municipal Bond Fund, each a portfolio of Evergreen Municipal Trust, incorporated herein by reference and to the references to our firm under the captions "FINANCIAL HIGHLIGHTS" in the prospectus and "Independent Auditors" in the Statement of Additional Information.

                                                     /s/ KPMG



Boston, Massachusetts
September 25, 2001